UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 24, 2026

Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TRMK	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer of the Bank

The Board of Directors of Trustmark Bank (the Bank), a wholly owned subsidiary of Trustmark Corporation (Trustmark), appointed Thomas C. Owens, 62, to serve as Chief Operating Officer of the Bank, effective May 1, 2026. Mr. Owens currently serves as Treasurer and Principal Financial Officer of Trustmark and Chief Financial Officer of the Bank.

Mr. Owens has more than 38 years of experience and has been Treasurer and Principal Financial Officer of Trustmark and Chief Financial Officer of the Bank since 2021. He has also served as Executive Vice President and Treasurer of the Bank.

As of the date of this Current Report on Form 8-K, neither Mr. Owens nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Owens a party to any understanding or arrangement pursuant to which he was selected to serve as Executive Vice President, Chief Operating Officer of the Bank.

In connection with Mr. Owens’ appointment as Chief Operating Officer of the Bank and his increased responsibilities in such role, he will be granted a one-time award of time-based restricted stock units with an aggregate value of $150,000 in May, 2026, vesting in three years. Mr. Owens’ salary will be $550,000 effective May 1, 2026. His bonus (short term incentive) opportunity linked to 2026 performance is targeted at 70% of salary. His equity award (long term incentive) level for the 2026 grant will be targeted at a value of $400,000.

Appointment of Executive Vice President, Chief Financial Officer of the Bank and Treasurer and Principal Financial Officer of Trustmark

The Board of Directors of Trustmark appointed Joseph E. Bond, 63, to serve as Treasurer and Principal Financial Officer of Trustmark, and the Board of Directors of the Bank appointed Mr. Bond to serve as Executive Vice President, Chief Financial Officer of the Bank, in each case effective May 1, 2026.

Mr. Bond has 40 years of experience and has been Corporate Treasurer of Texas Capital Bancshares, Inc., in Dallas, TX, since 2022 and Executive Vice President and Director of Corporate Treasury since 2021. Mr. Bond has previous experience with BBVA USA in Birmingham, AL, serving as Executive Vice President and Asset Liability Manager as well as with Webster Bank in Waterbury, CT as Senior Vice President, Investment Portfolio and Funding Manager, and with Huntington Bancshares in Columbus, OH. He began his career with MNC Financial in Washington, DC in 1986.

As of the date of this Current Report on Form 8-K, neither Mr. Bond nor any of his immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Mr. Bond a party to any understanding or arrangement pursuant to which he was selected to serve as Treasurer and Principal Financial Officer of Trustmark and Executive Vice President, Chief Financial Officer of the Bank.

In connection with Mr. Bond’s appointment as Treasurer and Principal Financial Officer of Trustmark and Executive Vice President, Chief Financial Officer of the Bank, he will be granted a one-time award of time-based restricted stock units with an aggregate value of $200,000 in May, 2026, vesting in three years. Mr. Bond’s salary will be $457,000 effective May 1, 2026. His bonus (short term incentive) opportunity linked to 2026 performance is targeted at 60% of salary.

Trustmark will enter into a change in control agreement with Mr. Bond, effective as of May 1, 2026, which form of agreement is filed as Exhibit 10-ad to Trustmark’s Current Report on Form 8-K filed on February 7, 2014.

Item 8.01. Other Events.

On March 30, 2026, Trustmark issued a press release announcing the executive transitions described in Item 5.02 above of this Form 8-K. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1	Press release dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Thomas C. Owens
Thomas C. Owens
Treasurer and Principal Financial Officer

DATE:	March 30, 2026